Exhibit 99.1

INSIGHT INNOVATORS B.V.

FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Contents

PAGE NO.

Report of Independent Registered Public Accounting Firm	3

Balance Sheets at December 31, 2014 and 2013	4

Statements of Operations and Comprehensive Income (loss) for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013	5

Statements of Changes in Shareholders’ Equity (Deficit) for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013	6

Statements of Cash Flows for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013	7

Notes to the Financial Statements	8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Insight Innovators, B.V.

We have audited the accompanying balance sheet of Insight Innovators, B.V. (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, comprehensive income, stockholders’ (deficit) equity and cash flows for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insight Innovators, B.V. at December 31, 2014 and 2013, and the results of its operations, comprehensive income and its cash flows for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

November 17, 2015

Larkspur, CA

INSIGHT INNOVATORS B.V.
Balance Sheets at December 31, 2014 and 2013

	2014	2013
Assets
Current assets
Cash and cash equivalents	$92,224	$116,331
Accounts receivable	68,660	7,271
Loans receivable, related party	36,600	68,500
Other receivables and prepaid expenses (note 3)	48,765	21,390

Total current assets	246,249	213,492

Non-current assets
Property and equipment, net (note 4)	14,107	9,624
Total non-current assets	14,107	9,624

Total assets	$260,356	$223,116

Liabilities and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$50,946	$8,841
Advances payable (note 10)	-	82,200
Advances from customer (note 11)	-	150,700
Other current liabilities (note 5)	54,280	16,209
Total liabilities	105,226	257,950

Commitments and contingencies

Shareholders’ equity (deficit)
Common shares, EUR 1 par value 100 shares authorized, issued and outstanding at December 31, 2014 and 2013	129	129
Retained earnings (deficit)	164,804	(37,267)
Accumulated other comprehensive (loss) income	(9,803)	2,304
Total Shareholders’ equity (deficit)	155,130	(34,834)
Total liabilities and shareholders’ equity (deficit)	$260,356	$223,116

The accompanying notes are an integral part of these financial statements.

INSIGHT INNOVATORS B.V.
Statements of Operations and Comprehensive Income for
the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013

	2014	2013
Revenue
Services	$1,814,010	$537,719

Operating expenses
Salaries and wages	277,955	114,869
Research and development expenses	609,073	60,382
Management fees	448,521	279,330
Depreciation	4,899	1,943
Others	237,132	118,462
Total operating expenses	1,577,580	574,986

Operating income (loss)	236,430	(37,267)
Interest income	2,841	-
Income (loss) before income tax expense	239,271	(37,267)
Income tax expense	37,200	-

Net income (loss)	$202,071	$(37,267)

Other comprehensive income (loss)
Foreign currency translation adjustment	(12,107)	2,304

Total comprehensive income (loss)	$189,964	$(34,963)

The accompanying notes are an integral part of these financial statements.

INSIGHT INNOVATORS B.V.
Statements of Changes in Shareholders’ Equity (Deficit) for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013
	Common shares		Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total equity (deficit)

	Number	Par value

Balance at inception (May 22, 2013)	-	$-	$-	$-	$-
Proceeds from common shares issued	100	129	-	-	129
Other comprehensive income				2,304	2,304
Net loss	-	-	(37,267)	-	(37,267)

Balance, December 31, 2013	100	129	(37,267)	2,304	(34,834)

Other comprehensive loss				(12,107)	(12,107)
Net income			202,071		202,071

Balance, December 31, 2014	100	$129	$164,804	$(9,803)	$155,130

The accompanying notes are an integral part of these financial statements.

INSIGHT INNOVATORS B.V.
Statements of cash flows for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013

	2014	2013
Cash flows from operating activities
Net income (loss)	$202,071	$(37,267)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	4,899	1,943
Changes in operating assets and liabilities:
Increase in accounts receivable	(102,553)	(6,461)
Decrease (increase) in notes receivable	28,300	(68,000)
Increase in other receivables and prepaid expenses	(31,691)	(20,768)
Increase in accounts payable	53,279	7,943
Increase (decrease) in advances payable	(63,900)	79,800
Increase (decrease) in advances from customer	(136,400)	149,600
Increase in other current liabilities	38,901	15,442
Net cash (used in) provided by operating activities	(7,094)	122,232

Cash flows from investing activities
Purchase of property and equipment	(10,835)	(11,037)
Net cash used in investing activities	(10,835)	(11,037)

Cash flows from financing activities
Proceeds from common shares issued	-	129
Net cash provided by financing activities	-	129

Foreign currency translation effect on cash and cash equivalents	(6,178)	5,007

(Decrease) increase in cash and cash equivalents	(24,107)	116,331
Cash and cash equivalents at the beginning of the year	116,331	-

Cash and cash equivalents at the end of the year	$92,224	$116,331

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities	$-	$-

The accompanying notes are an integral part of these financial statements.

INSIGHT INNOVATORS B.V.
NOTES TO THE FINANCIAL STATEMENTS
(in U.S. dollars)

NOTE 1: ORGANIZATION AND BUSINESS
Activities
Insight Innovators B.V., (“Insight” or the “Company”) was incorporated on May 22, 2013 in the Netherlands and has its registered corporate seat in Amersfoort, The Netherlands.
The activities of Insight Innovators B.V. consist of, A) Cloud software development activities for the development of Innubex, an Identity and Access management solution, B) setting up sales channels for Innubex, and C software development consulting services for third-parties.
A substantial part of the software development activities are carried out in India.
Liquidity
The Company has since inception relied on a major customer for a majority of its revenue and to meet its cash flow requirements. The Company has cash available in the amount of approximately $92,000 as of December 31, 2014, and working capital of approximately $141,000. As of February 11, 2015, contract with the major customer has not been renewed, which may result in significantly reduced revenue in the future to meet the Company’s working capital needs.  The Company will need additional funds to meet its working capital needs until sufficient cash flows are generated from obtaining new customers to sustain operations and to fund future development. Management is in discussions with a lender, who has provided additional financing. Subsequent to December 31, 2014, this lender has provided additional debt funding of $250,000. Furthermore, management plans to generate the additional cash needed through issuance of additional equity or debt.  Based on the additional debt funding received subsequent to December 31, 2014, the Company will have sufficient working capital to meet its operating needs through December 31, 2015.
NOTE 2: SIGNIFICANT ACCOUNTING POLICIES
General principles
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). .
Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Included in these estimates are assumptions about collection of accounts and notes receivable and useful life of fixed assets.
Functional currency
The accompanying financial statements are presented in U.S. dollars ("USD"). The Company's functional currency is Euro. The financial statements are translated into USD in accordance with Codification ASC 830, Foreign Currency Matters. All assets and liabilities were translated at the current exchange rate, at respective balance sheet dates, shareholders' equity is translated at the historical rates and income statement items are translated at the average exchange rate for the reporting periods. The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in the shareholders' equity in accordance with Codification ASC 220, Comprehensive Income.

 Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated into Euro at the rate on the date of the transaction and included in the results of operations as incurred. There were no material transaction gains or losses in the periods presented.

The exchange rates used to translate amounts in Euro into USD for the purposes of preparing the financial statements were as follows:

	December 31,	December 31,
	2014	2013

Year-end Euro: USD exchange rate	$1.22	$1.37

Average Quarterly Euro: USD exchange rate Q1	$1.38	$1.30

Average Quarterly Euro: USD exchange rate Q2	$1.37	$1.29

Average Quarterly Euro: USD exchange rate Q3	$1.31	$1.33

Average Quarterly Euro: USD exchange rate Q4	$1.24	$1.36

Cash and cash equivalents
Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired. As of December 31, 2014 and 2013, cash primarily consists of cash on hand and in bank.
Accounts receivable and other receivables
Accounts receivable are recorded at the invoiced amount, unsecured and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts reflecting estimated potential losses in its accounts receivable balance. In establishing the required allowance, management considers collectability of outstanding receivables adjusted to take into account current market conditions and our clients’ financial conditions, the amount of receivables in dispute, the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts quarterly. Any past due balances over 90 days are reviewed individually for collectability. Account balances are charged off against the allowance after all commercially reasonable means of collection have been exhausted and the potential for recovery is considered remote.
Property and equipment
Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computers	3 Years
Furniture and Fixtures	5 Years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.
The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year ended December 31, 2014 and the period ended December 31, 2013, no impairment losses have been identified.

Revenue recognition
The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or is determinable; and (iv) collectability is reasonably assured. Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. The Company’s agreements do not include general rights of return and do not provide clients with the right to take possession of the software supporting the services being provided. As such, the agreements are accounted for as service contracts.
Revenues from the services rendered are recognized in proportion to the services delivered.
Any amount receivable or received, but unrecognized for revenue recognition purpose is recorded as deferred revenues.
Sales taxes collected from clients and remitted to governmental authorities where applicable are accounted for on a net basis and therefore are excluded from revenues in the statements of operations.
Research and development costs
Research and development costs are charged to the statements of operations and comprehensive income as incurred.
Advertising and marketing expenses
Advertising and marketing expenses are charged to the statement of operations and comprehensive income, as incurred.
Income taxes
The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes”. This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.
Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.
The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, “Income Taxes”. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.
The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.
Comprehensive income
The Company applies Statement of Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”). ASC 220-10 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income (loss) generally represents all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to shareholders.

Fair value of financial instruments
The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange.
The following methods and assumptions were used by the Company in estimating the fair value of their financial instruments:
The carrying values of cash and cash equivalents, short-term bank deposits, trade receivables, prepaid expenses and other current assets, trade payables, employees and payroll accruals and accrued expenses and other current liabilities approximate fair values due to the short-term maturities of these instruments.
The Company applies ASC No. 820, “Fair Value Measurements and Disclosures” (“ASC No. 820”), with respect to fair value measurements of all financial assets and liabilities.
Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 -	Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 -	Unobservable inputs which are supported by little or no market activity.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company does not have any financial assets and liabilities that are measured on a recurring basis.
Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies relating to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of the contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements.
Recently Issued Accounting Standards
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 supersedes a majority of existing revenue recognition guidance under US GAAP, and requires companies to recognize revenue when it transfers goods or services to a customer in an amount that reflects the consideration to which a company expects to be entitled. Companies may need to apply more judgment and estimation techniques or methods while recognizing revenue, which could result in additional disclosures to the financial statements. Topic 606 allows for either a “retrospective” or “cumulative effect” transition method. The original standard was effective for fiscal years beginning after December 15, 2016. In July 2015, the FASB approved a one-year deferral of this standard, with a new effective date for fiscal years beginning after December 15, 2017 with early adoption permitted as of the original effective date. The Company is currently assessing the potential effects of these changes to its consolidated financial statements and is evaluating the adoption method and timing.

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date.  Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 3: OTHER RECEIVABLES AND PREPAID EXPENSES

	2014	2013
Value added tax	$34,212	$21,390
Others	14,553	-
	$48,765	$21,390

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
	2014	2013
Furniture	$5,915	$3,582
Computers	15,957	7,455
	21,872	11,037
Accumulated Depreciation	(6,842)	(1,943)
Foreign currency translation effect	(923)	530
Balance as at December 31	$14,107	$9,624

Depreciation expense for the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013 amounted to $4,899 and $1,943, respectively.

NOTE 5: OTHER CURRENT LIABILITIES
	2014	2013
Income tax and social security premiums	$39,169	$2,036
Holiday allowance	7,035	2,416
Other accruals	8,076	11,757
	$54,280	$16,209

NOTE 6: INCOME TAXES
The Company is taxed under the domestic tax laws of The Netherlands.

a.	Corporate tax in The Netherlands:
The tax rate in effect for 2014 and 2013 was 20% and 20%, respectively.

b.     Income (loss) before taxes on income is comprised as follows:

	Year ended December 31,
	2014	2013

The Netherlands	$239,271	$(37,267)
Foreign	-	-
	$239,271	$(37,267)

c.	Deferred income taxes:

Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recorded for tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	Periods ended December 31,
	2014	2013
Deferred tax assets:
Net operating loss carry-forwards	$-	$7,450
Research and development expenses	-	-
Deferred revenues	-	-
Other	-	-

Deferred tax assets before valuation allowance	-	7,450
Valuation allowance	-	7,450

Deferred tax asset	$-	$-

Deferred tax liabilities:
Other	$-	$-

Deferred tax liabilities	$-	$-

The Company has provided valuation allowances in respect of certain deferred tax assets resulting from tax loss carry-forwards due to uncertainty concerning realization of these deferred tax assets.

d.        Income taxes are comprised as follows:

	Year ended December 31,
	2014	2013

The Netherlands	$37,200	$-
Foreign	-	-

Income tax expense	$37,200	$-

e.    A reconciliation of the Company’s theoretical income tax expense to actual income tax expense as follows:

	Periods ended December 31,
	2014	2013

Income (loss) before income taxes	$239,271	$(37,267)

Statutory taks rate	20%	20%

Theoretical income tax expense (benefit)	47,850	(7,450)

Utilization of tax losses and deferred taxes for which valuation allowance was provided, net	(7,450)	-

Deferred taxes on losses for which valuation allowance was provided, net		7,450

Non-deductible expenses	-	-

Increase in other uncertain tax positions - net	-	-

Tax adjustment in respect of different tax rate of the Netherlands	-	-

Foreign currency translation difference	3,200	-

Income tax expense (benefit)	$37,200	$-

f.	Net operating loss carry-forwards
As of December 31, 2013, the Company had carry-forward operating totaling approximately $37,000, out of which approximately $37,000 were utilized in 2014.

g.	Tax assessments:
The Company’s tax years since inception are subject to examination.

NOTE 7: COMMITMENTS AND CONTINGENCIES
Rent commitment
The Company rent their facilities under operating lease agreements from a related party, which are on a month-to-month basis. The monthly rent expense for facilities is $1,830 (Euro 1,500).
Total rent expenses for the year ended December 31, 2014 and for the period from May 22, 2013 to December 31, 2013 were approximately $14,030 and $5,124, respectively.
Management Agreements
The Company entered into Management Agreement with Berlisa B.V., Eagle Consulting LLC and Sterling Skies B.V. (related parties) on July 1, 2014 for a period of one year which expires on June 30, 2015 with a monthly fee of Euro 7,500 per month.
During the year ended December 31, 2014 and for the period from May 22, 2013 (date of inception) through December 31, 2013, the Company charged to operations management fees of $448,521 and $279,330, respectively.
Litigation
From time to time we may be a defendant and/or plaintiff in various other legal proceedings arising in the normal course of our business. We are currently not a party to any material legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, we are not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Furthermore, as of the date, our management is not aware of any proceedings to which any of our directors, officers, or affiliates, or any associate of any such director, officer, affiliate, or security holder is a party adverse to our company or has a material interest adverse to us.

NOTE 8: LOANS RECEIVABLE, RELATED PARTY
During December 2013, the Company loaned approximately $68,500 (Euro 50,000) to related party, which was repaid on January 9, 2014.
During September 2014, the Company loaned additional $61,000 (Euro 50,000), of which $24,400 (Euro 20,000) was repaid in October 31, 2014.
As of December 31, 2014 and 2013, balance in loan receivable, related party was $36,600 and $68,500, respectively.
The Company recognized interest income of $2,841 for the year ended December 31, 2014 in connection with the loans.
NOTE 9: CONCENTRATIONS
The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the period ended December 31, 2014 and 2013. At December 31, 2014, one customer accounted for 91% of the Company’s total revenue. At December 31, 2013, two customers accounted for 96% of the Company’s total revenue.

	Period Ended	Period Ended
Customer	December 31, 2014	December 31, 2013
EU Swyx GmbH	91%	86%
USA (Zeva – OCG)	-%	10%
NOTE 10 ADVANCES PAYABLE
Argent Capital has paid $82,200 (Euro 60,000) to Insight during 2013 as starting payments to get the project with customer, SWYX GmbH. During 2014, the Company received additional advances of Euro 75,000. All of these advances were directly paid-off by customer of the Company.
NOTE 11 ADVANCES FROM CUSTOMER
At the end of December 2013, the Company received advances from customer of $150,700 (Euro 110,000). During 2014, the Company adjusted the advances against the services provided.
NOTE 12: SUBSEQUENT EVENTS
a)    Exit Agreement SWYX GmbH:
On February 11, 2015, Insight Innovators executed an exit agreement with SWYX GmbH under which agreement all open issues between the two parties have been settled. The financial result of that settlement, was a receipt of $61,000 (Euro 50,000) which has been incorporated into the results for 2014.
b)    Convertible Loan Agreements:
On April 3, 2015 Insight Innovators entered into a Convertible loan agreement in the amount of $14,933 (Euro 13,333) with Sterling Skies BV, a related party. The loan got converted into 13,333 shares of common stock on July 1, 2015.

On April 3, 2015 Insight Innovators entered into a Convertible loan agreement in the amount of $14,933 (Euro 13,333) with Berlisa BV, a related party. The loan got converted into 13,333 shares of common stock on July 1, 2015.
On April 3, 2015 Insight Innovators entered into a Convertible loan agreement in the amount of $14,933 (Euro 13,333) with Eagle Consulting LLC, a related party. The loan got converted into 13,333 shares of common stock on July 1, 2015.
c)    Management contracts:
The management agreement with Eagle Consulting LLC, a related party ended on June 30 2015, and is now on a monthly basis. A longer extension is currently under negotiation, also in the light of the proposed reverse merger.
The management agreement with Berlisa BV, a related party ended on June 30 2015, and is now on a monthly basis. A longer extension is currently under negotiation, also in the light of the proposed reverse merger.
The management agreement with Sterling Skies BV, a related party ended on June30 2015, and is now on a monthly basis. A longer extension is currently under negotiation, also in the light of the proposed reverse merger.
d)    Merger with US Company / Convertible Loan Agreement US:
On July 2, 2015, Insight Innovators B.V. entered into a term sheet with Newbridge Financial Inc. and Chuck Arnold, David Stefansky, Ben Kaplan, Robert Grinberg (The Advisory Group), under which the company will receive $500,000 in new funding, the company agrees to a reverse merger into a US based public entity, and the key management of Insight Innovators B.V. will agree to 2 year employment agreements with the US based public entity.
In the term sheet it is further more agreed that the acquisition of the US based public entity in which the company will reverse merge into, will be paid for by the Advisory group. All deal related costs will be paid for by the Advisory group.
On August 7, 2015, as part of the term sheet executed on July 2, 2015, Insight Innovators B.V. entered into an 8% Convertible loan agreement with the advisory group, in the amount $500,000. Of which $250,000 was paid in two installments, the remaining $250,000 USD will be paid at least one day before the reverse merger contemplated gets executed.
On October 20, 2015, a 10% Promissory note was executed with Susannah Forest in the amount of $500,000, with an option for another $500,000 under the same terms and conditions in 90 days. The agreement will be converted into a convertible note if the reverse merger with a US public entity has taken place.

INSIGHT INNOVATORS B.V.

INTERIM FINANCIAL STATEMENTS
SEPTEMBER 30, 2015

UNAUDITED

INSIGHT INNOVATORS B.V.
Condensed Balance Sheets

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,486	$92,224
Accounts receivable	-	68,660
Loans receivable, related party	-	36,600
Other receivables and prepaid expenses (note 3)	43,979	48,765
Total current assets	48,465	246,249

Non-current assets
Property and equipment, net (note 4)	10,202	14,107
Total non-current assets	10,202	14,107

Total assets	$58,667	$260,356

Liabilities and shareholders’ (deficit) equity
Current liabilities
Accounts payable	$167,338	$50,946
Convertible notes payable	250,000	-
Interest payable	4,083	-
Other current liabilities (note 5)	23,951	54,280
Total liabilities	445,372	105,226

Commitments and contingencies	-	-

Shareholders’ (deficit) equity
Common shares, EUR 1 par value, 40,099 and 100 shares issued and outstanding at September 30, 2015 and December 31,2014, respectively	44,928	129
Retained (deficit) earnings	(412,100)	164,804
Accumulated other comprehensive loss	(19,533)	(9,803)
Total Shareholders’ (deficit) equity	(386,705)	155,130

Total liabilities and shareholders’ (deficit) equity	$58,667	$260,356

See accompanying notes to these unaudited condensed financial statements.

INSIGHT INNOVATORS B.V.
Unaudited Condensed Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Services	$8,811	$847,937	$52,834	$1,475,873

Operating expenses
Salaries and wages	73,215	90,339	192,470	183,815
Research and development expenses	29,590	212,613	62,734	464,511
Management fees	92,400	119,030	244,275	355,521
Depreciation	1,434	1,418	4,232	3,490
Other	61,651	59,859	159,185	169,577
Total operating expenses	258,290	483,259	662,896	1,176,914

Operating (loss) income	(249,479)	364,678	(610,062)	298,959

Other income (expenses)
Interest income (expenses)	(3,474)	-	(1,342)	113
(Loss) income before income tax expense	(252,953)	364,678	(611,404)	299,072

Income tax expense (benefit)	-	62,708	(34,500)	50,909
Net (loss) income	$(252,953)	$301,970	$(576,904)	$248,163

Other comprehensive income (loss)
Foreign currency translation adjustment	2,323	(6,618)	(9,730)	(5,457)
Total comprehensive (loss) income	$(250,630)	$295,352	$(586,634)	$242,706

Basic and diluted (Loss) earnings per common share	$(6)	$3,020	$(38)	$2,482

Weighted average number of common shares outstanding	40,099	100	14,990	100

See accompanying notes to these unaudited condensed financial statements.

INSIGHT INNOVATORS B.V.
Unaudited Condensed Statements of Cash Flows

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(576,904)	$248,163
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	4,232	3,490
Changes in operating assets and liabilities:
Accounts receivable	62,757	(569,524)
Loans receivable	33,453	3,500
Other receivables and prepaid expenses	785	(14,814)
Accounts payable	120,041	103,206
Advances payable	-	103,500
Interest payable	4,065	-
Other current liabilities	(25,767)	37,951
Net cash used in operating activities	(377,339)	(84,528)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,471)	(8,432)
Net cash used in investing activities	(1,471)	(8,432)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from issuance of convertible notes payable	294,799	-
Net cash provided by financing activities	294,799	-

Foreign currency translation effect on cash and cash equivalents	(3,727)	(4,364)

(Decrease) in cash and cash equivalents	(87,738)	(97,324)
Cash and cash equivalents at the beginning of the year	92,224	116,331
Cash and cash equivalents at the end of the period	$4,486	$19,007

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock for conversion of debt	$44,799	$-

See accompanying notes to these unaudited condensed financial statements.

INSIGHT INNOVATORS B.V.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
(in U.S. dollars)

NOTE 1: ORGANIZATION AND BUSINESS

Activities

Insight Innovators B.V., (“Insight” or the “Company”) was incorporated on May 22, 2013 in the Netherlands and has its registered corporate seat in Amersfoort, the Netherlands.

The activities of Insight Innovators B.V. consist of, A) Cloud software development activities for the development of Innubex, an Identity and Access management solution, B) setting up sales channels for Innubex, and C) software development consulting services for third-parties.

A substantial part of the software development activities are carried out in India.

On December 18, 2015, Insight Innovators B.V. merged into the US based entity TiXFi Inc, a Nevada Corporation listed on the OTC under the ticker TXFX, and became a 100% subsidiary of TiXFi Inc. Furthermore, the Company entered into and closed on a share exchange agreement with TiXFi, Inc. (“TiXFi”) and its shareholders.

Pursuant to the terms of the share exchange agreement, TiXFi agreed to issue 9,330,000 shares of their unregistered common stock to the shareholders of Insight in exchange for 40,074 shares of its common stock, representing 100% of its issued and outstanding common stock and assume $46,000 of Insight’s debts and as a result of the share exchange agreement, Insight will become a wholly owned subsidiary of TiXFi.

Going Concern Matters

The accompanying unaudited condensed financial statements have been prepared in conformity with accounting principles generally  accepted  in the  United  States of America  (“U.S.  GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses of $610,062 during the nine months ended September 30, 2015 and has an accumulated deficit of $412,100 as of September 30, 2015. In addition, current liabilities exceed current assets by approximately $397,000 as of September 30, 2015. The Company has since inception relied on a major customer for a majority of its revenue and to meet its cash flow requirements. As of February 11, 2015, the contract with the major customer has not been renewed, which resulted in significantly reduced revenue during the period to meet the Company’s working capital needs. The Company’s ability to continue as a going concern is dependent upon management’s ability to generate business opportunities and to develop profitable operations sufficient to resolve its liquidity problems. Management is currently in the process of attempting to raise additional funding through third party equity and/or debt financing. During the nine months ended September 30, 2015, lenders have provided $250,000 in debt financing and through December 31, 2015 we received an additional $500,000 in debt financing. There can be no assurance that the Company will be successful in its efforts to secure additional debt or equity financing. These factors raise doubt about the Company’s ability to continue operating as a going concern. The accompanying unaudited condensed financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

General principles

The accompanying condensed interim financial statements have been prepared in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standard Code (“ASC”) 270, Interim Reporting and are expressed in US dollars. These interim condensed financial statements do not include all of the information required for full annual financial statements and should be read in conjunction with the Company’s audited annual financial statements for the year ended December 31, 2014, which were prepared in accordance with U.S. GAAP, thereto contained herein the TiXFi’s Form 8-K/A. The Company’s fiscal year-end is December 31st.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Included in these estimates are assumptions about collection of accounts and notes receivable and useful life of fixed assets.

Unaudited interim financial information

The accompanying balance sheet as of September 30, 2015, the statements of operations and comprehensive income (loss) and cash flows for the nine months ended September 30, 2015 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations and cash flows for the nine months ended September 30, 2015 and 2014. The financial data and the other information disclosed in these notes to the financial statements related to the nine months periods are unaudited. The results of the three and nine months ended September 30, 2015 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2015 or for any other interim period or for any other future year.

 Functional currency

The accompanying financial statements are presented in U.S. dollars ("USD"). The Company's functional currency is the Euro. The financial statements are translated into USD in accordance with Codification ASC 830, “Foreign Currency Matters”. All assets and liabilities were translated at the current exchange rate, at respective balance sheet dates, shareholders' equity is translated at the historical rates and income statement items are translated at the average exchange rate for the reporting periods. The resulting translation adjustments are reported as other comprehensive income and accumulated other comprehensive income in the shareholders' equity in accordance with Codification ASC 220, “Comprehensive Income”.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated into Euro at the rate on the date of the transaction and included in the results of operations as incurred. There were no material transaction gains or losses in the periods presented.

	September 30, 2015	Septmeber 30, 2014	December 31, 2014

Spot Euro: USD exchange rate	$1.12	$-	$1.22

Average Euro: USD exchange rate	$1.10 – 1.15	$1.31 - 1.38	$-

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired. As of September 30, 2015 and December 31, 2014, cash primarily consists of cash on hand and in bank.

Accounts receivable and other receivables

Accounts receivable are recorded at the invoiced amount, unsecured and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts reflecting estimated potential losses in its accounts receivable balance. In establishing the required allowance, management considers collectability of outstanding receivables adjusted to take into account current market conditions and our clients’ financial conditions, the amount of receivables in dispute, the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts quarterly. Any past due balances over 90 days are reviewed individually for collectability. Account balances are charged off against the allowance after all commercially reasonable means of collection have been exhausted and the potential for recovery is considered remote.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computers	3 Years
Furniture and Fixtures	5 Years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the periods ended September 30, 2015 and 2014, no impairment losses have been identified.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or is determinable; and (iv) collectability is reasonably assured. Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the services delivered and the collectability of those amounts. The Company’s agreements do not include general rights of return and do not provide clients with the right to take possession of the software supporting the services being provided. As such, the agreements are accounted for as service contracts.

Revenues from the services rendered are recognized in proportion to the services delivered.

Any amount receivable or received, but unrecognized for revenue recognition purpose is recorded as deferred revenues.

Sales taxes collected from clients and remitted to governmental authorities where applicable are accounted for on a net basis and therefore are excluded from revenues in the statements of operations.

Research and development costs

Research and development costs are charged to the statements of operations and comprehensive income as incurred.

Advertising and marketing expenses

Advertising and marketing expenses are charged to the statement of operations and comprehensive income, as incurred.

Income taxes

The Company accounts for income taxes in accordance with ASC No. 740, “Income Taxes”. This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, “Income Taxes”. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

Comprehensive income

The Company applies Statement of Accounting Standards Codification subtopic 220-10, “Comprehensive Income” (“ASC 220-10”). ASC 220-10 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income (loss) generally represents all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to shareholders.

Fair value of financial instruments

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange.
The following methods and assumptions were used by the Company in estimating the fair value of their financial instruments:

The carrying values of cash and cash equivalents, short-term bank deposits, trade receivables, prepaid expenses and other current assets, trade payables, employees and payroll accruals and accrued expenses and other current liabilities approximate fair values due to the short-term maturities of these instruments.

The Company applies ASC No. 820, “Fair Value Measurements and Disclosures” (“ASC No. 820”), with respect to fair value measurements of all financial assets and liabilities.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 -	Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 -	Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company does not have any financial assets and liabilities that are measured on a recurring basis.

Convertible notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies relating to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. If the assessment of the contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements.

Recently Issued Accounting Standards

During the fourth quarter of 2014, the Company adopted Accounting Standards Update ("ASU") 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity," which changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU was effective for fiscal years beginning on or after December 15, 2014, and interim periods within those years. Early adoption was permitted, but only for disposals (or classifications as held for sale) that had not been reported in the financial statements previously issued or available for issuance.  The adoption of this guidance has not had a material impact on its financial position, results of operations or cash flows.

During the first quarter of 2015, the company adopted FASB’s guidance on reporting discontinued operations and disclosures of disposals of components of an entity. This standard raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other disposals that do not meet the definition of a discontinued operation. The guidance is effective for annual reporting periods ending after December 15, 2014. Early adoption was permitted but only for disposals that have not been reported in financial statements previously issued. The adoption of this guidance has not had a material impact on its financial position, results of operations or cash flows.

During the fourth quarter of 2015, the Company adopted ASU 2015-03, "Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs," which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, and amortization of those costs should be reported as interest expense. This ASU is effective for annual and interim periods beginning after December 15, 2015, and early adoption is permitted for financial statements that have not been previously issued. The new guidance should be applied on a retrospective basis for each period presented in the balance sheet. The adoption of this guidance has not had a material impact on its financial position, results of operations or cash flows.

In November 2015, the FASB issued (ASU) 2015-17, “Balance Sheet Classification of Deferred Taxes.” Currently deferred taxes for each tax jurisdiction are presented as a net current asset or liability and net noncurrent asset or liability on the balance sheet. To simplify the presentation, the new guidance requires that deferred tax liabilities and assets for all jurisdictions along with any related valuation allowances be classified as noncurrent in a classified statement of financial position. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016, and early adoption is permitted. The Company has adopted this guidance in the fourth quarter of the year ended December 31, 2015 on a retrospective basis. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows, and did not have any effect on prior periods due to the full valuation allowance against the Company’s net deferred tax assets.

Recent Accounting Pronouncements Issued But Not Adopted as of September 30, 2015

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In September 2015, the FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement –Period Adjustments.” Changes to the accounting for measurement-period adjustments relate to business combinations. Currently, an acquiring entity is required to retrospectively adjust the balance sheet amounts of the acquiree recognized at the acquisition date with a corresponding adjustment to goodwill as a result of changes made to the balance sheet amounts of the acquiree. The measurement period is the period after the acquisition date during which the acquirer may adjust the balance sheet amounts recognized for a business combination (generally up to one year from the date of acquisition). The changes eliminate the requirement to make such retrospective adjustments, and, instead require the acquiring entity to record these adjustments in the reporting period they are determined. The new standard is effective for both public and private companies for periods beginning after December 15, 2015. The Company is currently evaluating the impact of adopting this guidance.

In April 2015, the FASB issued ASU 2015-05, "Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement," which provides guidance about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. This ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015, and early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance.

In April 2015, the FASB issued guidance related to a customer’s accounting for fees paid in a cloud computing arrangement. This standard provides guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. This guidance is effective for interim and annual reporting periods beginning after December 15, 2015, and early adoption is permitted. The Company will adopt this guidance on January 1, 2016. The adoption of this guidance is not expected to have a material impact on its financial position, results of operations or cash flows.

In February 2015, the FASB issued ASU 2015-02, "Consolidation (Topic 810): Amendments to the Consolidation Analysis," which makes changes to both the variable interest model and voting interest model and eliminates the indefinite deferral of FASB Statement No. 167, included in ASU 2010-10, for certain investment funds. All reporting entities that hold a variable interest in other legal entities will need to re-evaluate their consolidation conclusions as well as disclosure requirements. This ASU is effective for annual periods beginning after December 15, 2015, and early adoption is permitted, including any interim period. The Company does not expect the adoption of this guidance to have an impact on the consolidated financial statements.

In January 2015, the FASB issued ASU 2015-01, "Income Statement – Extraordinary and Unusual Items (Subtopic 225-20)," effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. This update eliminates from GAAP the concept of extraordinary items. The adoption of ASU 2014-16 will not have a significant impact on the Company’s financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements – Going Concern (Subtopic 205-40), effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for annual reporting periods ending after December 15, 2016, and early adoption is permitted. The Company expects to adopt this guidance on January 1, 2017. The Company is currently evaluating the potential impact, if any, the adoption of ASU 2014-15 will have on footnote disclosures, however, the Company does not expect the adoption of this guidance to have any impact on its financial position, results of operations or cash flows.

NOTE 3: OTHER RECEIVABLES AND PREPAID EXPENSES

	September 30,	December 31,
	2015	2014
Value added tax	$22,010	$34,212
Others	21,969	14,553
	$43,979	$48,765

NOTE 4: PROPERTY AND EQUIPMENT

	September 30,	December 31,
	2015	2014
Furniture	$5,915	$5,915
Computers	17,428	15,957
	23,343	21,872
Accumulated Depreciation	(11,074)	(6,842)
Foreign currency translation effect	(2,067)	(923)
	$10,202	$14,107

Depreciation expense for the nine months ended September 30, 2015 and 2014 amounted to $4,232 and $3,490, respectively and for the three months ended September 30, 2015 and 2014 amounted to $1,434 and $1,418, respectively.

NOTE 5: OTHER CURRENT LIABILITIES

	September 30,	December 31,
	2015	2014
Income tax and social security premiums	$8,529	$39,169
Holiday allowance	4,551	7,035
Other accruals	10,871	8,076
	$23,951	$54,280

NOTE 6: NOTE PAYABLE

	September 30,	December 31,
	2015	2014
Note - April 2015	$-	$-
Note - August 2015	250,000	-
	$250,000	$-

Note – April 2015

On April 3, 2015 the Company entered into three convertible loan agreements with an aggregate principal amount of €39,999 ($44,799) with related parties. The notes are convertible into common shares of the company at any time between the date of issue of the notes and their settlement date at the option of the holder. On issue, the notes were convertible at a price of €1 ($1.12) per common share. If the notes are not converted, they will be redeemed on October 30, 2015 at par. Interest of 8% per annum will be paid on a quarterly basis until settlement date.

The net proceeds received from the issue of the convertible notes have been split between a liability component and an equity component. Since the bearing interest on the notes are regarded to equal the market interest rate for similar notes that have no conversion rights, the equity component of the convertible notes is measured at zero.

On June 16, 2015 the holders decided to exercise their rights and the notes were converted into 39,999 shares of the Company’s common stock.

Note – August 2015

On July 2, 2015, Insight Innovators B.V. entered into a term sheet with Newbridge Financial Inc. and Chuck Arnold, David Stefansky, Ben Kaplan, Robert Grinberg (“The Advisory Group”), under which the company will receive $500,000 in new funding, the company agrees to a reverse merger into a US based public entity, and the key management of Insight Innovators B.V. will agree to 2 year employment agreements with the US based public entity.

In the term sheet it is further more agreed that the acquisition of the US based public entity in which the company will reverse merge into, will be paid for by the Advisory group. All deal related costs will be paid for by the Advisory group.

On August 7, 2015 as part of the term sheet executed on July 2, 2015, Insight Innovators B.V. entered into five Convertible loan agreements with an aggregate principal amount of $500,000 of which $250,000 was paid in two instalments. A portion of $250,000 has not been received up till September 30, 2015. The Company received $250,000 during the nine months ended September 30, 2015 and will receive the remaining $250,000, of which $100,000 in January 2016 and $150,000 in February 2016 will be received.

The notes are convertible into common shares of the company at any time between the date of issue of the notes and their settlement date at the option of the holder. On issue, the notes were convertible at a price of $37 per common share. If the notes are not converted, they will be redeemed on August 16, 2016 at par. Interest of 8% per annum will be paid on a quarterly basis until settlement date.

On September 21, 2015, a shareholders meeting was held to approve the expected conversion demand of the convertible note holders of $500,000. The execution of that decision has not taken place, as the noteholder has decided to not convert the note in Insight Innovators BV, but to move the note into the new US parent and convert into shares of the new US parent when and during the reverse merger foreseen.

The net proceeds received from the issue of the convertible notes have been split between a liability component and an equity component. Since the bearing interest on the notes are regarded to equal the market interest rate for similar notes that have no conversion rights, the equity component of the convertible notes is measured at zero.

NOTE 7: INCOME TAXES

The Company is taxed under the domestic tax laws of The Netherlands.

a.	Corporate tax in The Netherlands:

The tax rate in effect is up to and including €200,000 20%, and above €200,000 25% for 2014 and 2015, respectively.

b.     Income (loss) before taxes on income is comprised as follows:
	Nine months ended September 30,
	2015	2014

The Netherlands	$(611,404)	$299,072
Foreign	-	-
	$(611,404)	$299,072

c.	Deferred income taxes:

Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recorded for tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As at September 30, 2015	As at December 31, 2014
Deferred tax assets:
Net operating loss carry-forwards	$107,660	$-
Research and development expenses	-	-
Deferred revenues	-	-
Other	-	-

Deferred tax assets before valuation allowance	107,660	-
Valuation allowance	(107,660)	-

Deferred tax asset	$-	$-

Deferred tax liabilities:
Other	$-	$-

Deferred tax liabilities	$-	$-

At September 30, 2015 the Company has net operating loss carry-forwards of approximately $412,000. For income tax reporting purposes, the Company’s aggregate unused net operating losses are subject to limitations and the benefits from net operating losses carried forward may be impaired or limited on certain circumstances. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company; it is uncertain that the benefits will be realized.

The Company anticipates it will continue to record a valuation allowance against the losses of certain jurisdictions, until such time as it is able to determine it is “more-likely-than-not” the deferred tax asset will be realized. Such position is dependent on whether there will be sufficient future taxable income to realize such deferred tax assets.

d.         Income taxes are comprised as follows:

	Nine months ended September 30,
	2015	2014

The Netherlands	$(34,500)	$50,909
Foreign	-	-
Income tax expense (benefit)	$(34,500)	$50,909

e.          A reconciliation of the Company’s theoretical income tax expense to actual income tax expense as follows:

	Nine months ended September 30,
	2015	2014

(Loss) income before income taxes	$(611,404)	$299,072

Statutory tax rate	20%-25%	20%

Theoretical income tax (benefit) expense	(141,454)	59,814

Utilization of tax losses and deferred taxes for which valuation allowance was provided, net	-	-

Deferred taxes on losses for which valuation allowance was provided, net	107,660	-

Non-deductible expenses	-	-

Increase in other uncertain tax positions - net	-	-

Tax adjustment in respect of different tax rate of the Netherlands	-	-

Foreign currency translation difference	(706)	8,905

Income tax (benefit) expense	$(34,500)	$50,909

f.	Net operating loss carry-forwards

As of September 30, 2015, the Company had carry-forward operating loss totaling approximately $412,000 (September 30, 2014 is $0)

g.	Tax assessments:

The Company’s tax years since inception are subject to examination.

NOTE 8: COMMITMENTS AND CONTINGENCIES

Rent commitment

The Company rent their facilities under operating lease agreements from a related party, which are on a month-to-month basis. The monthly rent expense for facilities is €1,500 ($1,680).

Total rent expenses for the nine months ended September 30, 2015 and 2014 were approximately $15,165 and $9,443, respectively.

Management Agreements

The Company entered into Management Agreement with Berlisa B.V., Eagle Consulting LLC and Sterling Skies B.V. (related parties) on July 1, 2014 for a period of one year which expires on September 30, 2015 with a monthly fee of €7,500 per month.

During the nine months ended September, 2015 and 2014, the Company charged to operations management fees of $244,275 and $355,521, respectively.

Litigation

From time to time we may be a defendant and/or plaintiff in various other legal proceedings arising in the normal course of our business. We are currently not a party to any material legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, we are not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Furthermore, as of the date, our management is not aware of any proceedings to which any of our directors, officers, or affiliates, or any associate of any such director, officer, affiliate, or security holder is a party adverse to our company or has a material interest adverse to us.

NOTE 9: LOANS RECEIVABLE, RELATED PARTY

During the nine months ended September 30, 2014, the Company loaned additional $61,000 (€50,000), of which $24,400 (€20,000) was received on October 31, 2014. During the nine months ended September 30, 2015, the Company received the rest of $36,600.

As of September 30, 2015 and December 31, 2014, balance in loan receivable, related party was $0 and $36,600.

The Company recognized interest income of $2,730 and $113 for the nine months ended September 30, 2015 and 2014, and $0 and $0 for the three months ended September 30, 2015 and 2014, respectively in connection with the loans.

NOTE 10: CONCENTRATIONS

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the nine months period ended September 30, 2015 and 2014. In 2015 Insight Innovators decided to stop with consultancy and move forward as a product company.

	Nine Months Ended	Nine Months Ended
Customer	September 30, 2015	September 30 2014
EU Swyx GmbH	-%	96%
EU OCG UK	100%	-%

NOTE 11: SUBSEQUENT EVENTS

a)    Share repurchase:

On December 11, 2015, the Company repurchased and cancelled 25 shares of common stock for €4,950. The balance of shares issued and outstanding after this transaction was 40,074 common shares.

b)    Management contracts:

The management agreement with Eagle Consulting LLC, a related party ended on September 30, 2015, and is now on a monthly basis. A longer extension is currently under negotiation, also in the light of the proposed reverse merger.

The management agreement with Berlisa B.V., a related party ended on September 30, 2015, and is now on a monthly basis. A longer extension is currently under negotiation, also in the light of the proposed reverse merger.

The management agreement with Sterling Skies B.V., a related party ended on September 30, 2015, and is now on a monthly basis. A longer extension is currently under negotiation, also in the light of the proposed reverse merger.

c)    Merger with US Company / Convertible Loan Agreement US:

On October 20, 2015, a 10% Promissory note was executed with Susannah Forest in the amount of $500,000, with an option for another $500,000 under the same terms and conditions in 90 days. The agreement will be converted into a convertible note if the reverse merger with a US public entity has taken place.

On December 18, 2015, Insight Innovators B.V. merged into the US based entity TiXFi Inc, a Nevada Corporation listed on the OTC under the ticker TXFX, and became a 100% subsidiary of TiXFi Inc.

On December 21, 2015, Insight Innovators, B.V. entered into and closed on a share exchange agreement with TiXFi, Inc. (“TiXFi”) and its shareholders.

Pursuant to the terms of the share exchange agreement, TiXFi agreed to issue 9,330,000 shares of their unregistered common stock to the shareholders of Insight in exchange for 40,074 shares of its common stock, representing 100% of its issued and outstanding common stock and assume $46,000 of Insight’s debts and as a result of the share exchange agreement, Insight become a wholly owned subsidiary of TiXFi.